EXHIBIT 4.2

ORIGIN AGRITECH LIMITED
2005 PERFORMANCE EQUITY PLAN
EMPLOYEE SHARE OPTION AGREEMENT

THIS EMPLOYEE SHARE OPTION AGREEMENT (this “Option Agreement”) dated _____________________ by and between Origin Agritech Limited, an international business company formed under the laws of the British Virgin Islands (the “Corporation”), and ___________________________ (the “Grantee”) evidences the share option (the “Option”) granted by the Corporation to the Grantee as to the number of the Corporation’s ordinary shares (“Common Shares”) first set forth below.

Number of Common Shares:[1]  _______                 Award Date: __________________

Exercise Price per Common Share:[1] $________ Expiration Date:1,[2]  _____________

Type of Option (check one):
Nonqualified Option  [____]
Incentive Stock Option  [____]

Vesting[1,2] The Option shall become vested as to 20% of the total number of Common Shares subject to the Option on the one year anniversary of the Award Date. The remaining 80% of the total number of Common Shares subject to the Option shall vest in 16 substantially equal quarterly installments, with the first installment vesting on the last day of the third month after the month in which the Award Date occurs and an additional installment vesting on the last day of each of the 15 three-month periods thereafter.

The Option is granted under the Chardan China Acquisition Corp. 2005 Performance Equity Plan, which became the Origin Agritech Limited 2005 Performance Equity Plan (the “Plan”) by operation of law under the terms of the merger of Chardan China Acquisition Corp. with and into the Corporation. The Option is subject to the Terms and Conditions of Employee Share Options (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Grantee acknowledges receipt of a copy of the Terms and the Plan, specifically acknowledges and agrees to Section 1 of the Terms, and agrees to maintain in confidence all information provided to him/her in connection with the Option.

“GRANTEE” ______________________________________ Signature ______________________________________ Print Name _________________________________ Address	ORIGIN AGRITECH LIMITED By:__________________________________ Print Name:___________________________ Title:________________________________

[1]	Subject to adjustment under the Plan.
2	Subject to early termination under Section 5 of the Terms and the Plan.

CONSENT OF SPOUSE
(optional)

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

TERMS AND CONDITIONS OF EMPLOYEE SHARE OPTION

1.	Satisfaction of All Rights to Equity.

The Option is in complete satisfaction of any and all rights that the Grantee may have (under an employment, consulting, or other written or oral agreement with the Corporation or any of its affiliates, or otherwise) to receive (1) options or share awards with respect to the securities of the Corporation or any of its affiliates, and/or (2) any other equity or derivative security in or with respect to the Corporation or any of its affiliates. This Option Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters. The Grantee shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Corporation or any of its affiliates. The foregoing notwithstanding, this Section 1 shall not adversely affect the Grantee’s rights under any prior option or share award agreement under the Plan (provided such agreement is expressly labeled as an option or share award agreement under the Plan and is similar in form to this Option Agreement) which has been signed by an authorized officer of the Corporation.

2.	Vesting; Limits on Exercise.

The Option shall vest and become exercisable in percentage installments of the aggregate number of Common Shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•
Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional Common Share interests shall be disregarded, but may be cumulated subject to the Plan.

•
Minimum Exercise. No fewer than 100 Common Shares (subject to adjustment under Section 3.2 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

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ISO Value Limit. If the Option is designated as an Incentive Stock Option (an “ISO”), as indicated on the cover page of this Option Agreement, and if the aggregate fair market value of the shares with respect to which ISOs (whether granted under the Option or otherwise) first become exercisable by the Grantee in any calendar year exceeds $100,000, as measured on the applicable Award Dates, taking into account both Common Shares subject to ISOs under the Plan and shares subject to ISOs under all other plans of the Company (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified share options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Board or the Committee may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. Any participant who exercises an ISO shall give prompt written notice to the Corporation of any sale or other transfer of the Common Shares acquired on such exercise if the sale or other transfer occurs within (a) one year after the exercise date of the Option, or (b) two years after the grant date of the Option.

3.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.

4.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Committee may require pursuant to such administrative exercise procedures as the Committee may implement from time to time) of:

•
an executed Option Exercise and Common Share Purchase Agreement (stating the number of Common Shares to be purchased pursuant to the Option) in substantially the form attached hereto as Exhibit A or such other form as the Committee may require from time to time (the “Exercise Agreement”);

•
payment in full for the Exercise Price of the shares to be purchased, in cash or by electronic funds transfer to the Corporation, or by certified or cashier’s check payable to the order of the Corporation subject to such specific procedures or directions as the Committee may establish;

•	any written statements or agreements required in connection with fulfilling the obligations of the Corporation pursuant to Section 13.10 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 13.6 of the Plan.

The Committee also may, but is not required to, authorize a non-cash payment alternative specified below at or prior to the time of exercise. In which case, the Exercise Price and/or applicable withholding taxes, to the extent so authorized, may be paid in full or in part by delivery to the Corporation of:

•
Common Shares already owned by the Grantee, valued at their Fair Market Value on the date prior to the exercise date, provided, however, that any shares acquired directly from the Corporation (upon exercise of an option or otherwise) must have been owned by the Grantee for at least six (6) months before the date of such exercise; and/or

•
if the Common Shares are then registered under the Exchange Act and listed or quoted on a recognized national securities exchange or in the NASDAQ National Market Quotation System, irrevocable instructions to a broker to, upon exercise of the Option, promptly sell a sufficient number of Common Shares acquired upon exercise of the Option and deliver to the Corporation the amount necessary to pay the Exercise Price (and, if applicable, the amount of any related tax withholding obligations).

An Option will qualify as an ISO only if it meets all of the applicable requirements of the Code. If the Option is designated as an ISO, the Option may be rendered a Nonqualified Option if the Committee permits the use of one or more of the non-cash payment alternatives referenced above.

5.	Early Termination of Option.

5.1 Possible Termination of Option upon Change in Control. The Option is subject to termination in connection with a Change in Control Event or certain similar reorganization events.

5.2 Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 5.1 above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary (other than in the capacity as a member of the board of directors of the Corporation as provided below), the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•
other than as expressly provided below in this Section 5.2, (a) the Grantee will have until the date that is 30 days after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 30-day period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 30-day period;

•	if the termination of the Grantee’s employment is the result of the Grantee’s voluntary Retirement (as defined below and other than a termination by the

Corporation or a Subsidiary for cause as provided below), then (a) the Grantee will have until the date that is 3 years after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-year period;

•
if the termination of the Grantee’s employment is the result of the Grantee’s death or Disability (as defined below), then (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the earlier of the date that is 1 year after the Grantee’s Severance Date or until the expiration of the dated term of such Stock Option to exercise the Option, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 1-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 1-year period;

•
if the termination of the Grantee’s employment is the result of a termination by the Corporation or a Subsidiary for Cause (as defined below), the Option (whether vested or not) shall terminate on the Severance Date.

In the event a Grantee who is appointed by the holders of the preferred shares of the Corporation to serve on the board of directors of the Corporation (the “Board”) terminates his service to the Corporation (other than in connection with a Change in Control Event or certain similar reorganization events), the Option shall not be subject to Section 5.2 herein but shall be subject to accelerated vesting in accordance with Section 10 of the Plan.

For purposes of the Option, “Disability” means a permanent disability (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator). For purposes of the Option, “Retirement” means a termination of employment by the Grantee that occurs upon or after the Grantee’s attainment of age 65 and in accordance with the retirement policies of the Corporation (or the Subsidiary that employs the Grantee) then in effect. For purposes of the Option, “Cause” means that the Grantee: (a) has been repeatedly negligent in the discharge of his or her duties to the Corporation or a Subsidiary or has refused to perform stated or assigned duties (other than by reason of a disability or analogous condition); (b) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; (c)  has breached a fiduciary duty, or violated any other duty, law, rule, regulation or policy of the company or an affiliate; (d) has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses); (e) has materially breached any of the provisions of any agreement with the Corporation or a Subsidiary; (f) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation or a Subsidiary; or  has improperly induced a vendor or customer to break or terminate any contract with the Corporation or a Subsidiary or induced a principal for whom the Corporation or a Subsidiary acts as agent to terminate such agency relationship.

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 5.1. The Committee shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.

6.	Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.2(e) of the Plan. Any Common Shares issued on exercise of the Option are subject to substantial restrictions on transfer, and are subject to other rights in favor of the Corporation as set forth herein and in the Exercise Agreement.

7.	Securities Law Compliance.

The Grantee acknowledges that the Option and the Common Shares are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act of 1933, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Grantee, by executing this Option Agreement, hereby makes the following representations to the Corporation and acknowledges that the Corporation’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

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The Grantee is acquiring the Option and, if and when he/she exercises the Option, will acquire the Common Shares solely for the Grantee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Common Shares within the meaning of the Securities Act, or other applicable state securities laws.

•
The Grantee has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the Option and the restrictions imposed on any Common Shares purchased upon exercise of the Option. The Grantee has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase Common Shares. However, in evaluating the merits and risks of an investment in the Common Shares, the Grantee has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

•
The Grantee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Common Shares to an amount in excess of the Exercise Price, and that any investment in common shares of a closely held corporation such as the Corporation is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

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The Grantee understands that any Common Shares acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Grantee is familiar.

•
The Grantee has read and understands the restrictions and limitations set forth in the Plan, this Option Agreement (including these Terms), which are imposed on the Option and any Common Shares which may be acquired upon exercise of the Option.

•
At no time was an oral representation made to the Grantee relating to the Option or the purchase of Common Shares and the Grantee was not presented with or solicited by any promotional meeting or material relating to the Option or the Common Share.

8.	Lock-Up Agreement.

Grantee may not (nor may any permitted transferee), directly or indirectly, offer, sell or transfer or dispose of any of the Common Shares acquired upon exercise of the Option or any interest therein (or agree to do any thereof) (collectively, a “Transfer”) during the period commencing as of 14 days prior to and ending one year, or such lesser period of time as the relevant underwriters may permit, after the effective date of a registration statement covering any public offering of the Corporation’s securities of which the Grantee has notice (The term “Grantee” includes, where the context so requires, any permitted direct or indirect transferee of the Grantee.) The Grantee shall agree and consent to the entry of stop transfer instructions with the Corporation’s transfer agent against the Transfer of the Corporation’s securities beneficially owned by the Grantee and shall conform the limitations hereunder by agreement with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form. Notwithstanding anything else herein to the contrary, this Section 8 shall not be construed so as to prohibit the Grantee from participating in a registration or a public offering of the Common Shares with respect to any shares which he or she may hold at that time, provided, however, that such participation shall be at the sole discretion of the Board.

9.	Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 9.

10.	Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Grantee acknowledges having read and understanding the Plan and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

11.	Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 11 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

12.	Governing Law; Limited Rights; Severability.

12.1 British Virgin Islands Laws; Construction. This Option Agreement and the Exercise Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder. The terms of the Option grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel. The language of all parts of the Plan, this Option Agreement (including these Terms) and the Exercise Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

12.2 Limited Rights. Except as otherwise expressly authorized by the Committee or the Plan, a participant shall not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery. The existence of the Plan, this award agreement and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference share ahead of or affecting the capital share (or the rights thereof) of the Corporation or any subsidiary, (d) any dissolution or liquidation of the Corporation or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary, or (f) any other corporate act or proceeding by the Corporation or any subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Committee, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary, as a result of any such action.

12.3 Severability. If the arbitrator selected in accordance with Section 13.2 or a court of competent jurisdiction determines that any portion of this Option Agreement, the Plan, or the Exercise Agreement is in violation of any statute or public policy, then only the portions of this Option Agreement, the Plan, or the Exercise Agreement, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Option Agreement, the Plan, and the Exercise Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties’ intent that any court order striking any portion of this Option Agreement, the Plan, and/or the Exercise Agreement should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

13.	Arbitration.

13.1 Any dispute, controversy or claim arising out of or in connection with or relating to this Option Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through arbitration. A dispute may be submitted to arbitration upon the request of either party with written notice to the other (the “Notice”). The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three (3) arbitrators. Each party shall nominate one (1) arbitrator within thirty (30) days after the delivery of the Notice to the other party. The appointment of party nominated arbitrators shall be confirmed by the Centre. Both arbitrators shall agree on the third arbitrator within thirty (30) days of their confirmation by the Centre. Should either party fail to appoint an arbitrator or should the two arbitrators fail within thirty (30) days to reach agreement on the third arbitrator, such arbitrator shall be appointed by the Secretary General of the Centre.

13.2 The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the Centre at the time of the arbitration. However, if such rules conflict with the provisions of this Section 13.2, including the provisions concerning the appointment of an arbitrator(s), the provisions of this Section 13.2 shall prevail.

13.3 The arbitrators shall decide any dispute submitted by the parties strictly in accordance with the substantive laws of the State of Delaware and shall not apply any other substantive law.

13.4 Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

13.5 The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

13.6 When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

13.7 The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

14.	Shareholder Approval.

Notwithstanding anything else contained herein to the contrary, the Option and all rights of the Grantee under this Option Agreement are subject to approval of the Plan by the Corporation’s shareholders (such approval to be obtained in accordance with the terms of the Plan, the Corporation’s Memorandum and Articles of Association, and applicable law) within 12 months after the Effective Date of the Plan.

15.	Effect of this Agreement.

This Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

16.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

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EXHIBIT A

ORIGIN AGRITECH LIMITED
2005 PERFORMANCE EQUITY PLAN
OPTION EXERCISE AND COMMON SHARE PURCHASE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Option Agreement dated as of ____________________ (the “Option Agreement”) under the Origin Agritech Limited 2005 Performance Equity Plan (the “Plan”), as follows:

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the Purchaser hereby irrevocably elects to purchase __________________ Common Shares (the “Shares”), of Origin Agritech Limited, an international business company formed under the laws of the British Virgin Islands (the “Corporation”), and

•	such purchase shall be at the price of $__________________ per share, for an aggregate amount of $__________________ (subject to applicable withholding taxes pursuant to Section 13.6 of the Plan).

Capitalized terms are defined in the Plan if not defined herein.

1. Delivery of Share Certificate. The Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to: ____________________________________________________________________________________________________.

2. Investment Representations. The Purchaser acknowledges that the sale of the Shares by the Purchaser is restricted by Securities and Exchange Commission Rule 701. The Purchaser hereby affirms as made as of the date hereof the representations in Section 7 of the “Terms and Conditions of Option” (which are attached to and a part of the Option Agreement, the “Terms”) and such representations are incorporated herein by this reference. The Purchaser represents that he/she has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price for the Shares.

The Purchaser acknowledges receipt of the Corporation’s condensed consolidated financial information.

3. Limitation on Disposition and Other Restrictions. The Shares are subject to and the Purchaser hereby agrees to the following terms and conditions of the sale of the Shares to the Purchaser:

•	any transfer of the Shares must comply with the restrictions on transfer set forth in Section 5.2(e) of the Plan and all applicable laws as set forth in Section 13.10 of the Plan;

•
the Shares are subject to, and following any otherwise permitted transfer of the Shares, the Shares shall remain subject to and the transferee shall be bound by, the lock-up provisions set forth in Section 8 of the Terms, the foregoing provisions of this Section 3 and the arbitration provisions of Section 13 of the Terms; and

•	as a condition to any otherwise permitted transfer of the Shares, the Corporation may require the transferee to execute a written agreement, in a form acceptable to the

Committee, that the transferee acknowledges and agrees to the foregoing terms and restrictions imposed on the Shares.

4. Plan and Option Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement (including the Terms), both of which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Option Exercise and Common Share Purchase Agreement and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein (including the Terms and a disclosure statement) and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them. Any controversy or claim arising out of or relating to this Option Exercise and Common Share Purchase Agreement shall be submitted to arbitration in accordance with Section 13.2 of the Terms, and the laws of the State of Delaware shall apply as provided in Section 12.1 of the Terms.

5. Entire Agreement. This Option Exercise and Common Share Purchase Agreement, the Option Agreement (including the Terms), and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, the Option Agreement and this Option Exercise and Common Share Purchase Agreement may be amended pursuant to Section 11of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Option Agreement in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

6. Notice of Sale of ISO Shares. If the Shares are being acquired upon exercise of an Option intended to qualify as an Incentive Stock Option, the Purchaser agrees that, upon any sale or other transfer of the Shares within either one year of the date that they are acquired by the Purchaser or two years after the Award Date set forth in the Option Agreement, the Purchaser shall provide the notice required under Section 2 (“ISO Value Limit”) of the Terms.

“PURCHASER” _________________________________ Signature _________________________________ Print Name _________________________________ Date	ACCEPTED BY: ORIGIN AGRITECH LIMITED, an international business company formed under the laws of the British Virgin Island By:__________________________________ Its:__________________________________